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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-40142 and 333-90431) and S-8 (File Nos. 333-10043, 333-32143 and 333-87995) of Fusion Medical Technologies, Inc. of our report dated February 7, 2001, except as to Note 14, which is as of April 9, 2001, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
April 9, 2001